Exhibit 11(a)


                [Letterhead of Sutherland, Asbill & Brennan LLP]

                                                                October 16, 1997

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, CT 06905

         RE:   GE Investments Funds, Inc.
               File No. 2-91369
               --------------------------

Gentlemen:

     We hereby consent to the reference to our name under the captions "Legal Matters" in the Prospectus and "Legal Counsel" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 21 to Form N-1A for GE Investments Funds, Inc. (File No. 2-91369). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                  Very truly yours,

                                  SUTHERLAND, ASBILL & BRENNAN LLP


                                  By:   /s/ Stephen E. Roth
                                        --------------------------------
                                            Stephen E. Roth